EXHIBIT 99.1

For Immediate Release

TEKNI-PLEX EUROPE ACQUIRES TOP-SEALS BUSINESS,

STRENGTHENING POSITION IN GASKETS AND LINERS

King of Prussia, PA, October 19, 2009 – Tekni-Plex, Inc. announced today that its European subsidiary, Tekni-Plex Europe NV, had acquired substantially all the assets of Top-Seals Dichtungseinlagen GmbH. Top Seals, located near Hannover, Germany, is a well-known producer of liners and gaskets for the closure industry, selling primarily into the European market. Top Seals has been operating for twenty years and has established a solid reputation for providing excellent customer value through its products and associated services.

Tekni-Plex Europe NV, with operations in Belgium, Italy and Northern Ireland, supplies the packaging, pharmaceutical and medical device markets under the names Action Technology, Tri-Seal®, Natvar®, Tekni-Films and Colorite®.

Luc Vercruyssen, Managing Director of Tekni-Plex Europe NV, stated: “The addition of Top-Seals GmbH will strengthen our position as a global, top-class supplier of liners and gaskets to the packaging industry. We expect that linking the manufacturing technologies of Top-Seals and Tri-Seal® will enhance our business development activities, and the synergy between the two companies will enhance our growth prospects as we provide reliable, high-quality manufacturing, technologically innovative products and a focus on customer service and solutions. Through the world-wide organization of Tekni-Plex, Inc. we will bring these offerings not only to our European customers, but also to customers around the globe.”

Paul Young, CEO of Tekni-Plex, Inc., stated: “We have long admired the Top-Seals business and are happy to add it to our portfolio of European businesses.”

The acquired company will operate under the name Top-Seals GmbH.

About Tekni-Plex, Inc.

Tekni-Plex, Inc. (the “Company”) is a global, diversified manufacturer of packaging, packaging products and materials, as well as tubing products. The Company primarily serves the food, healthcare and consumer markets. It has built leadership positions in its core markets, and focuses on vertically integrated production of highly specialized products. The Company has operations in the United States, Europe, China, Argentina and Canada.

The Company’s operations are aligned under two business segments: Packaging and Tubing Products. Representative product lines in the Packaging segment include foam egg cartons; pharmaceutical blister films; poultry and meat processor trays; closure liners; aerosol and pump packaging components; and foam plates. Representative product lines in the Tubing Products segment include garden and irrigation hose; medical tubing; and aeration hose. The Company also manufactures other products that do not fit in either of these segments, including vinyl compounds.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” or “could” or words or phrases of similar meaning. They may relate to, among other things: integration of the Top Seals business and the contribution of that business to our overall performance; our liquidity and capital resources; legal proceedings and regulatory matters involving the Company; increases in the cost of materials; our vulnerability to changes in consumer preferences and economic conditions; our ability to compete successfully with other manufacturers of packaging products; our ability to expand; and anticipated growth in the industry and our markets.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause actual results to differ materially from trends, plans or expectations set forth in the forward looking-statements. All forward-looking statements are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations. In addition, these forward-looking statements present the Company’s estimates and assumptions only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes to reflect events or circumstances occurring after the date of this press release.

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Contact:

Media Inquiries Only:

Kekst and Company

Michael Freitag or Mark Semer

(212) 521-4800